                                                                   EXHIBIT 99(C)

                           MERRILL LYNCH & CO., INC.

                                      and

                        CITIBANK, N.A., as Warrant Agent

                             --------------------

                               WARRANT AGREEMENT

                            dated as of May   , 1999

                             --------------------

                       RUSSELL 2000 INDEX CALL WARRANTS

                             EXPIRING MAY   , 2001

                               TABLE OF CONTENTS
                               -----------------


                                                                                      Page
                                                                                      ----
PARTIES.................................................................................4

RECITALS................................................................................4


                                       ARTICLE I
                               ISSUANCE, FORM, EXECUTION,
                         DELIVERY AND REGISTRATION OF WARRANTS

SECTION 1.01.   Issuance of Warrants; Book Entry Procedures; Successor Depositary.......4
SECTION 1.02.   Form, Execution and Delivery of Global Warrant Certificate..............5
SECTION 1.03.   Global Warrant Certificate..............................................6
SECTION 1.04.   Registration of Transfers and Exchanges.................................6
SECTION 1.05.   Warrant Certificates....................................................7

                                       ARTICLE II
                           DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.   Duration of Warrants; Minimum Exercise Amounts;
                Notice of Exercise......................................................9
SECTION 2.02.   Exercise and Delivery of Warrants......................................12
SECTION 2.03.   Automatic Exercise of the Warrants.....................................14
SECTION 2.04.   Extraordinary Events and Market Disruption Events......................16
SECTION 2.05.   Covenant of the Company................................................20
SECTION 2.06.   Return of Global Warrant Certificate...................................20
SECTION 2.07.   Return of Money Held Unclaimed for Two Years...........................20
SECTION 2.08.   Designation of Agent for Receipt of Notice.............................20

                                       ARTICLE III
                        OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

SECTION 3.01.   Holder of Warrant May Enforce Rights...................................21
SECTION 3.02.   Merger, Consolidation, Sale, Transfer or Conveyance....................21

                                       ARTICLE IV
                                CANCELLATION OF WARRANTS

SECTION 4.01.   Cancellation of Warrants...............................................21
SECTION 4.02.   Treatment of Holders...................................................22

                                ARTICLE V
                      CONCERNING THE WARRANT AGENT

SECTION 5.01.   Warrant Agent..........................................................22
SECTION 5.02.   Conditions of Warrant Agent's Obligations..............................22
SECTION 5.03.   Resignation and Appointment of Successor...............................24

                                ARTICLE VI
                              MISCELLANEOUS

SECTION 6.01.   Amendment..............................................................25
SECTION 6.02.   Notices and Demands to the Company and Warrant Agent...................26
SECTION 6.03.   Addresses for Notices..................................................26
SECTION 6.04.   Notices to Holders.....................................................26
SECTION 6.05.   Applicable Law.........................................................26
SECTION 6.06.   Obtaining of Governmental Approvals....................................26
SECTION 6.07.   Persons Having Rights Under Warrant Agreement..........................26
SECTION 6.08.   Headings...............................................................27
SECTION 6.09.   Counterparts...........................................................27
SECTION 6.10.   Inspection of Agreement................................................27

SIGNATURES.............................................................................28

EXHIBIT A - Form of Global Warrant Certificate
EXHIBIT B - Form of Irrevocable Notice of Exercise

                                WARRANT AGREEMENT

           THIS AGREEMENT, dated as of May   , 1999, between MERRILL LYNCH &
CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and CITIBANK, N.A., a national banking association duly incorporated and existing under the laws of the United States, as Warrant Agent (the "Warrant Agent"),

                        W I T N E S S E T H  T H A T :

           WHEREAS, the Company proposes to sell warrants (the "Warrants" or, individually, a "Warrant") representing the right to receive from the Company the Cash Settlement Amount (as defined herein) in U.S. dollars computed by reference to increases in the value of the Russell 2000 Index (the "Index"); and

           WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer and exercise of the Warrants, and wishes to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

           NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                           ISSUANCE, FORM, EXECUTION,
                     DELIVERY AND REGISTRATION OF WARRANTS

           SECTION 1.01. Issuance of Warrants; Book Entry Procedures; Successor
                         ------------------------------------------------------
Depositary. (a) The Warrants shall initially be represented by a single
----------
certificate (the "Global Warrant Certificate"). Each Warrant shall represent the right, subject to the provisions contained herein and in the Global Warrant Certificate, to receive the Cash Settlement Amount, if any, (as defined in paragraph (e) of Section 2.02) of such Warrant. In no event shall Holders (as defined in Section 4.02) be entitled to receive any interest on any Cash Settlement Amount (unless the Company shall default in the payment of such Cash Settlement Amount). Beneficial owners of interests in the Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing the Warrants; provided, however, that if (i) the Depositary (as defined in Section - 1.01(b)) is at any time unwilling or unable to continue as Depositary for the Warrants and a successor Depositary is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under applicable law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will issue Warrants in definitive form in exchange for the Global Warrant Certificate. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant Certificate. In any such instance, and in accordance with the provisions of this Agreement, each beneficial owner of an interest in the Global Warrant Certificate will be entitled to have a number of Warrants equivalent to such owner's beneficial interest in the Global Warrant Certificate registered in its name and will be entitled to physical delivery of such Warrants in definitive form by the Depositary Participant (as defined in Section 1.01(c)) through which such owner's beneficial interest is reflected. The provisions of Section 1.05 shall apply only if, and when, Warrants in definitive form ("Warrant Certificates") are issued hereunder. Unless the context shall otherwise require, all references in this Agreement to the Global Warrant Certificate shall include the Warrant Certificates in the event that Warrant Certificates are issued.

           (b) The Global Warrant Certificate shall be deposited with the Depositary or its agent (the term "Depositary", as used herein, initially refers to The Depository Trust Company and includes any successor depositary selected by the Company as provided in Section 1.01(d)) for credit to the accounts of the Depositary Participants as shown on the records of the Depositary from time to time.

           (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depositary selected by the Company for the Warrants. The Warrant holdings of Depositary Participants will be recorded on the books of the Depositary. The holdings of customers of Depositary Participants will be reflected on the books and records of such Depositary Participants and will not be known to the Warrant Agent, the Company or to the Depositary. "Depositary Participants" include securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations which are participants in the Depositary's system. The Global Warrant Certificate will be held by the Depositary or its agent.

           (d) The Company may from time to time select a new entity to act as Depositary and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depositary, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depositary as provided in Section 1.04 as promptly as possible. Appropriate changes may be made in the Global Warrant Certificate, the notice of exercise and the related notices delivered in connection with an exercise of Warrants to reflect the selection of the new Depositary.

           SECTION 1.02. Form, Execution and Delivery of Global Warrant
                         ----------------------------------------------
Certificate. The Global Warrant Certificate shall be in registered form and
-----------
substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depositary, or to conform to usage. The Global Warrant Certificate shall be signed on behalf of the Company by its

President, Chairman of the Board, officer serving as Chief Financial Officer, Treasurer, any Executive Vice President or any Vice President, manually or by facsimile signature, and a facsimile of its corporate seal shall be impressed, imprinted or engraved thereon, which shall be attested by its Secretary or any Assistant Secretary, either manually or by facsimile signature. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of the Global Warrant Certificate that has been duly authenticated and delivered by the Warrant Agent.

          In case any officer of the Company who shall have signed the Global Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Global Warrant Certificate so signed shall have been authenticated and delivered by the Warrant Agent or delivered by the Company, such Global Warrant Certificate nevertheless may be authenticated and delivered as though the person who signed such Global Warrant Certificate had not ceased to be such officer of the Company; and the Global Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Global Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

           SECTION 1.03. Global Warrant Certificate. A Global Warrant
                         --------------------------
Certificate relating to        Warrants originally issued may be executed by the
Company and delivered to the Warrant Agent on or after the date of execution of this Agreement. The Warrant Agent is authorized, upon receipt of the Global Warrant Certificate from the Company, duly executed on behalf of the Company, to authenticate such Global Warrant Certificate. The Global Warrant Certificate shall be manually authenticated and dated the date of its authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated. The Warrant Agent shall authenticate and deliver the Global Warrant Certificate to or upon the written order of the Company.

           SECTION 1.04. Registration of Transfers and Exchanges. Except as
                         ---------------------------------------
otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in the records of the Warrant Agent only to the Depositary, to a nominee of the Depositary, to a successor Depositary, or to a nominee of a successor Depositary, upon surrender of such Global Warrant Certificate, duly endorsed and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly signed by the registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Unexercised Warrants as evidenced by the Global Warrant Certificate at the time of such registration of transfer.

          The Global Warrant Certificate may be transferred as provided above at the option of the Holder thereof when surrendered to the Warrant Agent at its office or agency maintained for the purpose of transferring and exercising any of the Warrants, which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), and which is, on the date of this Agreement, 111 Wall Street, Fifth Floor, New York, New York 10005 Attention: Corporate Trust Services, or at the office of any successor

Warrant Agent as provided in Section 5.03, in exchange for another Global Warrant Certificate of like tenor and representing a like number of Unexercised Warrants. At any time, "Unexercised Warrants" shall mean all Warrants which have not been exercised pursuant to Article II herein.

           SECTION 1.05. Warrant Certificates. Any Warrant Certificates issued
                         --------------------
in accordance with Section 1.01(a) shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are necessary or desirable for individual Warrant Certificates, and may represent any integral multiple of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depositary, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Global Warrant Certificate.

           Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent, which shall manually authenticate and deliver the same to or upon the written order of the Company. Each Warrant Certificate shall be dated the date of its authentication.

           No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so authenticated has been duly issued hereunder.

           Warrant Certificates delivered in exchange for the Global Warrant Certificate shall be registered in such names and addresses (including tax identification numbers) and in such denominations as shall be requested in writing by the Depositary or its nominee in whose name the Global Warrant Certificate is registered, upon written certification to the Company and the Warrant Agent in form satisfactory to each of them of a beneficial ownership interest in the Global Warrant Certificate.

           The Company shall cause to be kept at an office of the Warrant Agent in The City of New York a register (the register maintained in such office and in any other office or agency maintained by or on behalf of the Company for such purpose being herein sometimes collectively referred to as the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and the transfer of Warrant Certificates. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and the transfer of Warrant Certificates as herein provided.

           Upon surrender for registration of a transfer of a Warrant Certificate at an office or agency of the Company maintained for such purpose, the Company shall execute, and the Warrant Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number.

           At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number, upon surrender of the Warrant Certificates to be exchanged at such office or agency. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall authenticate and deliver, the Warrant Certificates which the Holder making the exchange is entitled to receive.

           All Warrant Certificates issued upon any registration of a transfer or an exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations of the Company, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered upon such registration of a transfer or an exchange.

           Every Warrant Certificate presented or surrendered for registration of a transfer or for an exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of a transfer or an exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of a transfer or an exchange of Warrant Certificates.

           If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

           If there shall be delivered by a Holder to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless and (iii) funds sufficient to cover any cost or expense to the Company (including any fees charged by the Warrant Agent) relating to the issuance of a new Warrant Certificate, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Warrant Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

          In case the Warrants evidenced by any such mutilated, destroyed, lost or stolen Warrant Certificate have been exercised, or have been or are about to be deemed to be exercised, the Company in its discretion may, instead of issuing a new Warrant Certificate, treat the same as if it had received written irrevocable notice of exercise in good form in respect thereof, as provided herein.

           Every new Warrant Certificate issued pursuant to this Section 1.05 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

           The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

           Prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the person in whose name such Warrant Certificate is registered as the owner of such Warrant Certificate for all purposes hereunder whatsoever, whether or not such Warrant Certificate has been transferred and neither the Company, the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by notice to the contrary.

           All Warrant Certificates surrendered for exercise, registration of transfer or exchange shall, if surrendered to any person other than the Warrant Agent, be delivered to the Warrant Agent and shall be promptly cancelled by it. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be authenticated in lieu of or in exchange for any Warrant Certificates cancelled as provided in this Section 1.05, except as expressly permitted by this Warrant Agreement. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of as directed by the Company.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANTS

           SECTION 2.01. Duration of Warrants; Minimum Exercise Amounts; Notice
                         ------------------------------------------------------
of Exercise. (a) Subject to the limitations described herein, each Warrant
-----------
evidenced by the Global Warrant Certificate may be irrevocably exercised at the option of the Holder in whole but not in part on any New York Business Day (as defined in Section 2.01(b)) from its date of issuance (i.e., the date of initial settlement with respect to the initial sales of Warrants) until 1:00 P.M., New York City time, on the second scheduled Index Calculation Day (as defined below) immediately preceding the Expiration Date (as defined below in Section 2.03). Except in the case of automatic exercise, each Warrant evidenced by the Global Warrant Certificate may be exercised by written notice (the "Exercise Notice") to the Warrant Agent from a Depositary Participant acting on behalf of the beneficial owner of such Warrant and upon receipt by the

Warrant Agent through delivery of such Warrant free on the records of the Depositary to the Warrant Agent's Depositary Participant Account (entitled Citibank, N.A. Corporate Trust Warrant Agent Account, No. 2659, or such other account of the Warrant Agent at the Depositary as the Warrant Agent shall designate in writing to the Company and to the Depositary (the "Warrant Account")) ("Proper Delivery"); provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein. As used herein, "Index Calculation Day" means any day on which the New York Stock Exchange (the "NYSE") and the American Stock Exchange (the "AMEX") are open for trading and the Index or any Successor Index is calculated and published.

           "Index" shall mean the Russell 2000 Stock Index published by Frank Russell Company ("FRC"). If FRC discontinues publication of the Index and FRC or another entity publishes a successor or substitute index that the Calculation Agent (as defined in Section 2.02(e)) determines, in its sole discretion, to be comparable to the Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Warrant Agent and the Company, the Calculation Agent shall substitute the Successor Index as calculated by FRC or such other entity for the Index and calculate the Cash Settlement Amount upon an exercise as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation.

           If FRC discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Valuation Day (as defined in Section 2.01(c)), the value to be substituted for the Index for any Valuation Day used to calculate the Cash Settlement Amount upon exercise shall be a value computed by the Calculation Agent on each Valuation Day in accordance with the procedures last used to calculate the Index prior to such discontinuance.

           If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event (as defined in Section 2.04(c)) or Extraordinary Event (as defined in Section 2.04(a)) exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

          If at any time the method of calculating the Index or any Successor Index, as the case may be, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Valuation Day, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or any Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate such Closing Index Value (as defined in Section 2.02(e)) with reference to the Index or any Successor Index, as the case may be, as adjusted. Accordingly, if the method of calculating the Index or any Successor Index, as the case may be, is modified so that the value of such Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), the Calculation Agent shall adjust the Index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

           (b) No fewer than 100 Warrants may be exercised by or on behalf of any one beneficial owner at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise pursuant to Section 2.03 hereof on the Expiration Date or Delisting Date (as defined in Section 2.03(a)) or upon cancellation of the Warrants pursuant to Section 2.04 hereof. An irrevocable Exercise Notice to the Warrant Agent shall be in the form set forth in Exhibit B hereto, or such other form as the Company and Warrant Agent may approve, and shall be sent to the Warrant Agent in writing (which shall include facsimile transmissions) at its address as set forth in such Exercise Notice or at such other address as the Warrant Agent may specify from time to time. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed. Except as provided in
Section 2.02(b), the Warrant Agent shall be entitled to rely conclusively on any Exercise Notice received by it with no duty of inquiry by the Warrant Agent.

           (c) All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any beneficial owner) may be exercised on any Exercise Date (as defined in Section 2.02(a)) and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms of this Agreement, be the Exercise Date in respect to more than 20% of the Warrants originally issued, then at the Company's election, 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any beneficial owner) shall be deemed exercised on such Exercise Date (such Warrants to be selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any beneficial owners of Warrants would be deemed to have exercised less than 100 Warrants, then the Warrant Agent shall first select an additional amount of such beneficial owner's Warrants so that no beneficial owner shall be deemed to have exercised less than 100 Warrants), and the remainder of such warrants, whether or not fewer than 100 warrants (the "Remaining Warrants"), shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. Any election made by the Company hereunder shall be made telephonically and confirmed in writing no later than 5:00 P.M. on the New York Business Day immediately following the Valuation Day on which the Company receives notice that in excess of 20% of the Warrants originally issued, or more than 10% of the Warrants originally issued for the account of any beneficial owner have been exercised. The "Valuation Day" for a Warrant shall be the applicable Exercise Date if such Exercise Date is an Index Calculation Day, or the immediately succeeding Index Calculation Day if such Exercise Date is not an Index Calculation Day, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described in Section 2.04 below or as a result of the exercise of a number of Warrants exceeding the limits on exercise describe above.

           SECTION 2.02. Exercise and Delivery of Warrants. (a) Except for
                         ---------------------------------
Warrants subject to automatic exercise or held through the facilities of Cedelbank, or Morgan Guaranty Trust Company of New York, Brussels office, as operator for the Euroclear System ("Euroclear"), the "Exercise Date" for a Warrant shall be (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 1:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after 1:00 P.M., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day.

           In the case of Warrants held through the facilities of Cedelbank or Euroclear, except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant shall be (i) the New York Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 1:00 P.M., New York City time, on such day, provided that the Warrant is received by the Warrant Agent by 1:00 P.M., New York City time, on the Valuation Day, or (ii) if the Warrant Agent receives such Exercise Notice after 1:00 P.M., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day, provided that the Warrant is received by 1:00 P.M., New York City time, on the Valuation Day relating to exercises of Warrants on such succeeding New York Business Day. In the event that the Warrant is received after 1:00 P.M., New York City time, on the Valuation Day, then the Exercise Date for such Warrants shall be the first New York Business Day following the day on which such Warrants are received. In the case of Warrants held through the facilities of Cedelbank or Euroclear, in order to ensure proper exercise on a given New York Business Day, participants in Cedelbank or Euroclear must submit exercise instructions to Cedelbank or Euroclear, as the case may be, by 10:00 A.M., Luxembourg time, in the case of Cedelbank and by 10:00 A.M., Brussels time (by telex), or 11:00 A.M., Brussels time (by EUCLID), in the case of Euroclear. In addition, in the case of book-entry exercises by means of the Euroclear System, (i) participants must also transmit, by facsimile (facsimile number (212) 825-3483), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 1:00 P.M., New York City time, on the desired Exercise Date and (ii) Euroclear must confirm by telex to the Warrant Agent by 9:00 A.M., New York City time, on the Valuation Day, that the Warrants will be received by the Warrant Agent on such date; provided, that if such telex communication is received after 9:00 A.M., New York City time, on the Valuation Day, the Company shall be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

           Any Exercise Notice received after 1:00 P.M., New York City time, on the second scheduled Index Calculation Day immediately preceding the Expiration Date shall be void and of no effect and shall be deemed not to have been delivered.

           (b) Following receipt of a written irrevocable Exercise Notice in good form and Proper Delivery of a Warrant, the Warrant Agent shall: (i) determine whether the Exercise Notice has been duly completed and is in proper form duly executed by the Depositary

Participant tendering such Warrant and if the Warrant Agent determines that such Exercise Notice has not been duly completed or is not in proper form, or has not been so executed, the Warrant Agent shall reject such Exercise Notice and shall send to the Depositary Participant that executed such Exercise Notice (at the address specified in such notice) a notice of rejection in the form included in Exhibit B hereto and shall return the related Warrant to such Depositary Participant by redelivering such Warrant free through the facilities of the Depositary to the account of such Depositary Participant; (ii) notify the Company and the Calculation Agent by 5:00 P.M., New York City time, on the New York Business Day such Exercise Notice and Proper Delivery are received (or deemed to have been received) of the number of Warrants in respect of which Exercise Notices, not rejected pursuant to clause (i) above, and Proper Delivery were received after 1:00 P.M., New York City time, the preceding New York Business Day and at or prior to 1:00 P.M., New York City time, on such date;
(iii) not later than 10:00 A.M., New York City time, on the New York Business Day following the applicable Valuation Day obtain the Index Spot Value from the Calculation Agent; (iv) determine the Cash Settlement Amount of such Warrants;
(v) advise the Company of the aggregate Cash Settlement Amount of the exercised Warrants and send notice of confirmation of exercise in the form set forth in Exhibit B hereto to such Depositary Participant; and (vi) promptly deliver a copy of such notice of exercise to the Company if requested by the Company and advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or pursuant to Section 2.03 shall be by telephone and shall be promptly confirmed in writing. Any notice to be given to the Calculation Agent pursuant to this Section 2.02 or pursuant to
Section 2.03 shall be by facsimile transmission to the address of the Calculation Agent set forth in Section 6.03.

           (c) The Company shall make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the fourth New York Business Day following the Valuation Day (the "Settlement Date"), funds in an amount sufficient to pay such aggregate Cash Settlement Amount. Provided that the Company has made adequate funds available to the Warrant Agent in such manner, the Warrant Agent shall make payment by check to the relevant Depositary Participant, after 3:00 P.M., New York City time, but prior to the close of business, on such Settlement Date. Any such payment shall be in the amount of the aggregate Cash Settlement Amount in respect of exercised Warrants for which delivery has been accepted by the Warrant Agent.

           (d) The Warrant Agent shall cause its records, which may be kept electronically, to be marked to reduce the number of Warrants evidenced by the Global Warrant Certificate, by the number of Warrants delivered to the Warrant Account for which payment has been made, promptly after such delivery and payment.

           (e) Except as provided in Section 2.04, "Cash Settlement Amount" of an exercised Warrant is an amount stated in U.S. dollars that results from the following formula:

                      Percentage Change X Dollar Multiplier

            The "Percentage Change" shall equal the following amount:

                     Index Spot Value -- Index Strike Value
                     --------------------------------------

                               Index Strike Value

The "Dollar Multiplier" equals $       .

The "Index Spot Value" relating to any Exercise Date shall be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any successor thereto (the "Calculation Agent"), and shall equal (i) for any Valuation Day on or prior to the second Index Calculation Day preceding the Expiration Date, the Closing Index Value of the Index, or, if applicable, the Successor Index, in New York on such date, and (ii) for any Valuation Day after the second Index Calculation Day preceding the Expiration Date, the closing value of the Index, or, if applicable, the Successor Index, in New York on such date as calculated by the Calculation Agent using opening prices for the Underlying Stock (as defined in Section 2.04(a)) that constitute the Index or Successor Index, as applicable.

           The "Closing Index Value" for any Valuation Day shall equal the closing value in New York of the Index on such date.

           The "Index Strike Value" equals .

           The Cash Settlement Amount shall be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

           SECTION 2.03. Automatic Exercise of the Warrants. (a) All Warrants
                         ----------------------------------
for which the Warrant Agent has not received a valid Exercise Notice at or prior to 1:00 P.M., New York City time, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Day for which has at such time been postponed as described under Section 2.04 of this Agreement, on (i) the second scheduled Index Calculation Day immediately
preceding May   , 2001 (the "Expiration Date") or (ii) the close of business on the New York Business Day on which the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange (the "AMEX") and the Warrants are not simultaneously accepted for trading pursuant to the rules of another self-regulated trading organization whose rules are filed with the Securities and Exchange Commission (a "Regulated Trading Organization") under the Securities Exchange Act of 1934, as amended, (the "Delisting Date") shall be automatically exercised, without any required delivery of an Exercise Notice or delivery of the Warrants from any relevant Depositary Participant to the Warrant Agent, on the Expiration Date or Delisting Date, as the case may be, (the Expiration Date will be deemed the Exercise Date). The Company shall advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and shall immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred and that the Warrants are not accepted for listing on another Regulated Trading Organization, but in no event will such notice be given to the Warrant Agent later than 5:00 P.M., New York City time, on the New York Business Day preceding the Delisting Date.

           (b) In the event the Warrants are cancelled by the Company because of the continuance of an Extraordinary Event, Warrants not previously exercised shall be automatically exercised on the basis that the Valuation Day for such Warrants shall be the Cancellation Date (as defined in Section 2.04(a)).

           (c) By 5:00 P.M., New York City time, on the second scheduled Index Calculation Day immediately preceding the Expiration Date, or if such day is not a New York Business Day, the next New York Business Day, the Warrant Agent shall advise the Company of the number of Unexercised Warrants outstanding after 1:00 P.M., New York City time, on such Index Calculation Day. The Warrant Agent shall, not later than 10:00 A.M., New York City time, on the New York Business Day following the applicable Valuation Day, (i) obtain the Index Spot Value from the Calculation Agent and determine the Cash Settlement Amount, if any, in the manner provided in paragraph (e) of Section 2.02, (ii) advise the Company of the Index Spot Value and the Cash Settlement Amount, if any, of the Unexercised Warrants evidenced by the Global Warrant Certificate, and (iii) advise the Company of such other matters relating to the Unexercised Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner which shall, in no event, be later than 3:00 P.M., New York City time, on the fourth New York Business Day following the Expiration Date, the Warrant Agent shall make its check (or another form of payment in accordance with existing arrangements between the Warrant Agent and the Depositary) available to the Depositary against receipt by the Warrant Agent from the Depositary of the Global Warrant Certificate on the fourth New York Business Day following the Expiration Date, such payment to be in the amount of the aggregate Cash Settlement Amount in respect of the number of Unexercised Warrants evidenced by the Global Warrant Certificate at the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the Global Warrant Certificate following its receipt thereof from the Depositary.

           (d) The Company shall notify the Holders, or shall cause such Holders to be notified, as promptly as is practicable, of any delisting or suspension of trading of the Warrants.

           (e) Notwithstanding the foregoing, no delisting or suspension of trading shall affect the right of a beneficial owner of an interest in the Global Warrant Certificate to cause a Depositary Participant to exercise the Warrants or effect an automatic exercise of the Warrants if the Warrants are simultaneously accepted for trading pursuant to the rules of another Regulated Trading Organization. If the Warrants are so listed by another Regulated Trading Organization, from and after such date all references in this Section 2.03 shall continue to apply, but each reference to the "American Stock Exchange" herein shall be deemed to refer to such other Regulated Trading Organization.

           (f) By 5:00 P.M., New York City time, on the Delisting Date the Warrant Agent shall advise the Company of the number of Unexercised Warrants outstanding after 1:00 P.M., New York City time, on such Delisting Date. The Warrant Agent shall, not later than 10:00 A.M., New York City time, on the New York Business Day following the applicable Valuation Day, (i) obtain the Index Spot Value from the Calculation Agent and determine the Cash Settlement Amount, if any, in the manner provided in paragraph (e) of Section 2.02, (ii) advise the Company of the Index Spot Value and the Cash Settlement Amount, if any, of the Unexercised Warrants evidenced by the Global Warrant Certificate, and (iii) advise the Company of such other matters relating to the Unexercised Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the

Warrant Agent in a timely manner which shall, in no event, be later than 3:00 P.M., New York City time, on the fourth New York Business Day following the Delisting Date, the Warrant Agent shall make its check (or another form of payment in accordance with existing arrangements between the Warrant Agent and the Depositary) available to the Depositary against receipt by the Warrant Agent from the Depositary of the Global Warrant Certificate on the fourth New York Business Day following the Delisting Date, such payment to be in the amount of the aggregate Cash Settlement Amount in respect of the number of Unexercised Warrants evidenced by the Global Warrant Certificate at the close of business on the Delisting Date. The Warrant Agent shall promptly cancel the Global Warrant Certificate following its receipt thereof from the Depositary.

           SECTION 2.04. Extraordinary Events and Market Disruption Events. (a)
                         -------------------------------------------------
If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing on the Scheduled Index Calculation Day with respect to which the Index Spot Value on a Valuation Day is to be determined (the "Applicable Scheduled Index Calculation Day"), then the Cash Settlement Amount in respect of an exercise shall be calculated on the basis that the Valuation Day shall be the next Index Calculation Day following an Applicable Scheduled Index Calculation Day on which there is no Extraordinary Event or Market Disruption Event; provided that if a Valuation Day has not occurred on or prior to the Expiration Date or the Delisting Date, the Holders shall receive the Alternative Settlement Amount (as defined below) in lieu of the Cash Settlement Amount which shall be calculated as if the Warrants had been cancelled on the Expiration Date or the Delisting Date, as the case may be. The Company shall promptly give notice to beneficial owners, by publication in a United States newspaper with a national circulation (expected, as of the date of this agreement, to be The Wall Street Journal), if an Extraordinary Event shall have occurred.

         "Extraordinary Event" means any of the following events:

               (i) a suspension or absence of trading on the NYSE, AMEX or the over-the- counter market of all the Underlying Stocks which then comprise the Index or a Successor Index;

               (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority which would make it unlawful for the Company to perform any of its obligations under this Agreement or the Warrants; or

               (iii) any outbreak or escalation of hostilities or other national or international calamity or crises (including, without limitation, natural calamities that in the reasonable opinion of the Calculation Agent may materially and adversely affect the economy of the United States or the trading of securities generally on the NYSE, AMEX or the over-the-counter market) that has or will have a material adverse effect on the ability of the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index or the Underlying Stocks.

           For the purposes of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading on an exchange will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of such exchange and (2) an "absence of trading" on an exchange will not include any time when such exchange itself is closed for trading under ordinary circumstances.

           "Underlying Stocks" means the stocks included in the Index or any Successor Index.

           If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Calculation Agent to continue, the Company may immediately cancel all outstanding Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each beneficial owner's rights under the Warrants and this Agreement shall thereupon cease; provided that each Warrant shall be automatically exercised on the basis that the Valuation Day for such Warrant shall be the Cancellation Date, if the Cancellation Date is an Index Calculation Day, or the immediately succeeding Index Calculation Day, if the Cancellation Date is not an Index Calculation Day, and the Holder of each such Warrant shall receive, in lieu of the Cash Settlement Amount of such Warrant, an amount (the "Alternative Settlement Amount"), determined by the Calculation Agent, which is the greater of (i) the average of the last sale prices, as available, of the Warrants on the AMEX (or any successor securities exchange on which the Warrants are listed) on the 30 trading days preceding the date on which such Extraordinary Event was declared; provided that, if the Warrants were not traded on the AMEX (or such successor securities exchange) on at least 20 of such trading days, no effect will be given to this clause (i) for the purpose of determining the Alternative Settlement Amount, and (ii) the amount "X" calculated using the formula set forth below:

                                      [ T     A  ]
                              X = I + [--- X --- ]
                                      [ 2     B  ]

where

           I = The Cash Settlement Amount of the Warrants determined as described in Section 2.02(e), but subject to the following modifications:

               (1) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is calculated and published, for the purpose of determining such Cash Settlement Amount, the Index Spot Value shall be determined as of such Cancellation Date except that, if the Index Spot Value as of such day is less than 90% of the Index Spot Value as of the immediately preceding Index Calculation Day, then the Index Spot Value shall be deemed to be 90% of the Index Spot Value on such preceding Index Calculation Day; or

               (2) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is not calculated or published, for the purpose of determining such Cash Settlement Amount, the Index Spot Value shall be deemed to be the lesser of (i) the Index Spot Value as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Index Spot Value as of such day is less than 90% of the Index Spot Value as of the second Index Calculation Day immediately preceding such Cancellation Date, 90% of the Index Spot Value as of such second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Index Spot Value at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Index Spot Value at the next Index Calculation Day, provided that if an Extraordinary Event described in clause (i) of the definition of Extraordinary Event continues for 30 consecutive days immediately following such Cancellation Date, then the Calculation Agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the Underlying Stocks on the Index Calculation Day immediately following such Cancellation Date which, subject to approval by the Company (such approval not to be unreasonably withheld), shall for purposes of calculating the amount under this clause (2)(ii) be treated as the figure arrived at under clause (2)(ii)(b) above;

               T = U.S. $5.00;

               A = the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

               B = the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

               For the purposes of determining "I" in the above formula, in the event that the Calculation Agent and the Company are required to have, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause (2)(ii)(b) which fairly reflects the value of the Underlying Stocks on the Cancellation Date, then the Calculation Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Calculation Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Calculation Agent and the Holders. Any such calculations shall be made available to Holders for inspection at the Warrant Agent's office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

               (b) With respect to all Warrants which have been canceled as described above, the Company shall make available to the Warrant Agent not later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Cancellation Date (the "Alternative Settlement Date"), funds in an amount equal to the aggregate Alternative Settlement Amount of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent shall be responsible for making a payment to the

Depositary, after 3:00 p.m., New York City time, but prior to the close of business on, the Alternative Settlement Date, in an amount equal to the aggregate Alternative Settlement Amount of such exercised Warrants.

               (c) If the Calculation Agent determines that on a Valuation Day a Market Disruption Event has occurred and is continuing, the Valuation Day shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event occurs; provided that, if the Valuation Day has not occurred on or prior to the fifth Scheduled Index Calculation Day following an Exercise Date because of Market Disruption Events, the Calculation Agent shall, on such fifth Scheduled Index Calculation Day, calculate an amount which, in its reasonable opinion, fairly reflects the value of the Underlying Stocks on such day in order to determine the Cash Settlement Amount.

               "Market Disruption Event" means with respect to any Valuation Day the occurrence or existence during the one-half hour period that ends at the determination of the Closing Index Value for such Scheduled Index Calculation Day of:

                    (i) a suspension, material limitation or absence of trading on the NYSE, AMEX or the over-the-counter market of 20% or more of the Underlying Stocks which then compromise the Index or Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or

                    (ii) the suspension or material limitation on the Chicago
               Board Options Exchange (the "CBOE"), the Chicago Mercantile Exchange (the "CME") or any other major futures or securities market of trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

               For the purposes of determining whether a Market Disruption Event has occurred:

               (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

               (ii) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event,

               (iii) a suspension in trading in a futures or options contract on the Index by a major securities market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index,

               (iv) an absence of trading on an exchange will not include any time when such exchange is closed for trading under ordinary circumstances, and

               (v)  the occurrence of an Extraordinary Event described in
                    Section 2.04(a)(i) will not constitute, and will supersede the occurrence of, a Market Disruption Event.

           (d) With respect to all Warrants as to which the Valuation Day has been postponed as described above in this Section 2.04, the Company shall make available to the Warrant Agent not later than 3:00 p.m., New York City time, on the fourth New York Business Day following the date on which the Cash Settlement Amount has been calculated (the "Postponed Settlement Date"), funds in an amount equal to the aggregate Cash Settlement Amount of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent shall be responsible for making a payment to the Depositary, after 3:00 p.m., New York City time, but prior to the close of business on, the Postponed Settlement Date, in an amount equal to the aggregate Cash Settlement Amount of such exercised Warrants.

           SECTION 2.05. Covenant of the Company. The Company covenants, for the
                         -----------------------
benefit of the Holders, that it shall not seek the delisting of the Warrants from, or suspension of their trading on, the American Stock Exchange.

           SECTION 2.06. Return of Global Warrant Certificate. At such time as
                         ------------------------------------
all of the Warrants have been exercised, deemed automatically exercised or otherwise cancelled, the Warrant Agent shall destroy the cancelled Global Warrant Certificate unless the Company directs it to return it.

           SECTION 2.07. Return of Money Held Unclaimed for Two Years. Any money
                         --------------------------------------------
deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Amount of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Amount shall have become due and payable, shall be repaid by the Warrant Agent to the Company and the Holder of such Warrants shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided, however, that the Warrant Agent, before making any such repayment, may at the expense of the Company notify the Holders concerned that said money has not been so applied and remains unclaimed and that after a date named therein any unclaimed balance of said money then remaining shall be returned to the Company.

           SECTION 2.08. Designation of Agent for Receipt of Notice. The Company
                         ------------------------------------------
may from time to time designate in writing to the Warrant Agent a designee for receipt of all notices required to be given by the Warrant Agent pursuant to this Article II and all such notices thereafter shall be given in the manner herein provided by the Warrant Agent to such designee.

                                  ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

           SECTION 3.01. Holder of Warrant May Enforce Rights. Notwithstanding
                         ------------------------------------
any of the provisions of this Agreement, any Holder, without the consent of the Warrant Agent, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise, and to receive payment for, his Warrants as provided in the Global Warrant Certificate and in this Agreement.

           SECTION 3.02. Merger, Consolidation, Sale, Transfer or Conveyance.
                         ---------------------------------------------------
The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the payment of the Cash Settlement Amount with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement and the Global Warrant Certificate to be performed by the Company. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, a new Global Warrant Certificate representing the Warrants not theretofore exercised, in exchange and substitution for the Global Warrant Certificate theretofore issued. Such Global Warrant Certificate shall in all respects have the same legal rank and benefit under this Agreement as the Global Warrant Certificate theretofore issued in accordance with the terms of this Agreement as though such new Global Warrant Certificate had been issued at the date of the execution hereof. In any case of any such consolidation, merger, sale, lease or conveyance of substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Global Warrant Certificate as may be appropriate.

           The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of substantially all of the assets of the Company complies with the provisions of this Section 3.02 and that the assumption of this Agreement by the successor or assuming corporation is effective.

                                  ARTICLE IV

                            CANCELLATION OF WARRANTS

           SECTION 4.01. Cancellation of Warrants. In the event the Company
                         ------------------------
shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company and upon notification to the Warrant Agent, be surrendered free through a Depositary Participant for credit to the Warrant Account and if so credited the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent. No Warrant shall be issued in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

           SECTION 4.02. Treatment of Holders. The Company, the Warrant Agent
                         --------------------
and any agent of the Company or the Warrant Agent may deem and treat the person in whose name a Warrant Certificate or the Global Warrant Certificate shall be registered in the records of the Warrant Agent as the absolute owner of such Warrant Certificate or Global Warrant Certificate, as the case may be (notwithstanding any notation of ownership or other writing thereon) (the "Holder") for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, except that the Warrant Agent and the Company shall be entitled to rely on and act pursuant to instructions of Depositary Participants as contemplated by Article II of this Agreement. This
Section 4.02 shall be without prejudice to the rights of Holders as described elsewhere herein.

                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

           SECTION 5.01. Warrant Agent. (a) The Company hereby appoints
                         -------------
Citibank, N.A. as Warrant Agent of the Company in respect of the Warrants and Global Warrant Certificate upon the terms and subject to the conditions set forth herein and in the Global Warrant Certificate; and Citibank, N.A. hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Global Warrant Certificate and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

           (b) The Warrant Agent covenants and agrees to maintain offices, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Warrant Agreement, including without limitation the computation of the Cash Settlement Amounts and the timely settlement of the Warrants upon exercise thereof.

           SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant
                         -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof and of the Global Warrant Certificates including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders and beneficial owners from time to time of the Warrants shall be subject:

           (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with it acting as such Warrant Agent hereunder or with respect to the Warrants or the Global Warrant Certificate, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

           (b) In acting under this Agreement and in connection with the Global Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrants.

           (c) The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

           (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Global Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

           (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire an interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

           (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Global Warrant Certificate nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

           (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Global Warrant Certificate (except its authentication thereof).

           (h) The recitals contained herein and in the Global Warrant Certificate (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same.

           (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Global Warrant Certificate specifically set forth and no implied duties or obligations shall be read into this Agreement or the Global Warrant Certificate against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of the Global Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Global Warrant Certificate or in the case of the receipt of any written demand from a Holder of a Warrant with respect to such default, except as provided in Section 6.02 hereof, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

           (j) Unless herein or in the Global Warrant Certificate otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company made or given by the Company under any provision of this Agreement shall be sufficient if signed by its President, Chairman of the Board, officer serving as Chief Financial Officer, Treasurer, any Executive Vice President or any Vice President.

           SECTION 5.03. Resignation and Appointment of Successor. (a) The
                         ----------------------------------------
Company agrees, for the benefit of the Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer exercisable.

           (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent, and acceptance of such appointment by such successor Warrant Agent, as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office south of Chambers Street in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent and shall survive the termination of this Agreement.

           (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

           (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

           (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                                  MISCELLANEOUS

           SECTION 6.01. Amendment. (a) This Agreement and the Global Warrant
                         ---------
Certificate may be amended by the Company and the Warrant Agent, without the consent of the Holder of the Global Warrant Certificate or the beneficial owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, for the purpose of appointing a successor Depositary in accordance with paragraph (d) of Section 1.01, for the purpose of issuing Warrants in definitive form in accordance with paragraph (a) of Section 1.01, or in any other manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants. Notwithstanding anything in this Section 6.01 to the contrary, this Agreement may not be amended to provide for the authentication by the Warrant Agent of one or more Global Warrant Certificates evidencing in excess of Warrants originally issued unless and until the Warrant Agent has received notice from the American Stock Exchange or any successor Self-Regulatory Organization that additional Warrants in excess of Warrants originally issued have been approved for listing on such exchange.

           (b) The Company and the Warrant Agent may modify or amend this Agreement and the Global Warrant Certificate, with the consent of the beneficial owners of not fewer than a majority in number of the then outstanding Unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the Index Strike Value so as to adversely affect the beneficial owners, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners or reduces the percentage of the number of outstanding Warrants the consent of the beneficial owners of which is required for modification or amendment of this Agreement or the Global Warrant Certificate may be made without the consent of the beneficial owners of Warrants affected thereby.

           SECTION 6.02. Notices and Demands to the Company and Warrant Agent.
                         ----------------------------------------------------
If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Global Warrant Certificate, the Warrant Agent shall promptly forward such notice or demand to the Company.

           SECTION 6.03. Addresses for Notices. Any communications from the
                         ---------------------
Company to the Warrant Agent with respect to this Agreement shall be addressed to Citibank, N.A., 111 Wall Street, New York, NY 10005, (facsimile: (212) 825-3483) (telephone: (212) 657-9055), Attention: Corporate Trust Services; any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Merrill Lynch & Co., Inc., South Tower, World Financial Center, 225 Liberty Street, New York, NY 10080-6107 (facsimile: (212) 236-6004) (telephone: (212) 236-6112), Attention: Treasurer (first copy) and Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, NY 10007 (facsimile: (212) 602-8436) (telephone: (212) 602-8444), Attention: Corporate Secretary (second copy); and any communications from the Warrant Agent to the Calculation Agent with respect to this Agreement shall be addressed to Merrill Lynch, Pierce, Fenner & Smith, World Financial Center, North Tower, 250 Vesey Street, New York, NY, 100281 Attention: Steven Bodurtha (facsimile: (212) 449-
6576) (telephone: (212) 449-6577) (or such other address as shall be specified in writing by the Warrant Agent, the Company or the Calculation Agent, respectively).

           SECTION 6.04. Notices to Holders. The Company or the Warrant Agent
                         ------------------
may cause to have notice given to the beneficial owners of interests in the Global Warrant Certificate by providing the Depositary with a form of notice to be distributed by the Depositary to Depositary Participants in accordance with the customs and practices of the Depositary.

           SECTION 6.05. Applicable Law. The validity, interpretation and
                         --------------
performance of this Agreement and each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such State.

           SECTION 6.06. Obtaining of Governmental Approvals. The Company shall
                         -----------------------------------
from time to time take all actions which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the American Stock Exchange and securities acts filings under United States Federal and State laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants, the Global Warrant Certificate and the exercise of the Warrants.

           SECTION 6.07. Persons Having Rights Under Warrant Agreement. Nothing
                         ---------------------------------------------
in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this

Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the registered Holders of the Warrant Certificate.

           SECTION 6.08. Headings. The descriptive headings of the several
                         --------
Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

           SECTION 6.09. Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

           SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall
                         -----------------------
be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the Depositary Participants and the Holders.

           IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                    MERRILL LYNCH & CO., INC.

                                    By
                                       -------------------------------
                                       John C. Stomber
                                       Senior Vice President
                                       and Treasurer

                                    CITIBANK, N.A.

                                    By
                                       -------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                      Form of Global Warrant Certificate

THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN CERTIFICATED FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                      CUSIP No. 590188 421

                           GLOBAL WARRANT CERTIFICATE

         Representing up to           Russell 2000 Index Call Warrants

                              Expiring May   , 2001

                            MERRILL LYNCH & CO., INC.

          This certifies that CEDE & Co. or registered assigns is the registered
Holder of             Russell 2000 Index Call Warrants Expiring May   , 2001
(the "Warrants") or such lesser amount as is indicated in the records of Citibank, N.A., as Warrant Agent. Each Warrant entitles the beneficial owner thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from Merrill Lynch & Co., Inc. (the "Company") the cash settlement amount, if any, (the "Cash Settlement Amount") specified in
Section 2.02(e), or the Alternative Settlement Amount specified in Section 2.04(a), of the Warrant Agreement. The Holder hereof shall not be entitled to any interest on any Cash Settlement Amount to which it is otherwise entitled (unless the Company shall default in the payment of such Cash Settlement Amount). The Warrants may be exercised on any New York Business Day from their date of issuance until 1:00 P.M., New York City time, on the earlier of (i) the
second scheduled Index Calculation Day immediately preceding May   , 2001 (the
"Expiration Date") or (ii) the date of earlier automatic exercise as further described below and as provided in the Warrant Agreement. Except in the cases of automatic exercise or cancellation, not fewer than 100 Warrants may be exercised by or on behalf of a beneficial owner on any one day. All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any beneficial owner) may be exercised on any Exercise Date and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. References herein to "U.S. dollars", "U.S.$" or "$" are to the currency of the United States of America. The term "New York Business Day", as used herein, means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

           This Global Warrant Certificate is issued under and in accordance
with the Warrant Agreement, dated as of May   , 1999 (the "Warrant Agreement"),
between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions all beneficial owners of the Warrants evidenced by this Global Warrant Certificate and the Holder of this Global Warrant Certificate consent by acceptance hereof by the Depositary (as defined below). Copies of the Warrant Agreement are on file at the Warrant Agent office of the Warrant Agent in The City of New York. Except as provided in the Warrant Agreement, beneficial owners of the Warrants evidenced by this Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing their Warrants. Warrants shall be held through a depositary selected by the Company which initially is The Depository Trust Company (the "Depositary", which term, as used herein, includes any successor depositary selected by the Company as further provided in the Warrant Agreement).

           Capitalized terms included herein but not defined herein have the same meaning assigned thereto in the Warrant Agreement.

           Subject to the provisions hereof and of the Warrant Agreement, each Warrant evidenced hereby may be irrevocably exercised at the option of the Holder in whole but not in part on any New York Business Day from its date of issuance until 1:00 P.M., New York City time, on the second scheduled Index Calculation Day immediately preceding the Expiration Date. Except in the cases of automatic exercise or cancellation, each Warrant evidenced hereby may be exercised by written notice to the Warrant Agent from a Depositary Participant acting on behalf of the beneficial owner of such Warrant and upon receipt by the Warrant Agent through delivery of such Warrant free on the records of the Depositary to the Warrant Agent's Depositary Participant Account (entitled Citibank, N.A. Corporate Trust Warrant Agent Account, No. 2659, or such other account of the Warrant Agent at the Depositary as the Warrant Agent shall designate in writing to the Company and to the Depositary (the "Warrant Account")) ("Proper Delivery"); provided, however, that notices of exercise are subject to rejection by the Warrant Agent as provided in the Warrant Agreement.

           The Warrant Agent shall promptly cause its records to be marked to reduce the number of Unexercised Warrants evidenced by this Global Warrant Certificate by the number of Warrants transferred to the Warrant Account from time to time and for which payment of the Cash Settlement Amount is made as provided above.

           All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 1:00 P.M., New York City time, on (i) the second scheduled Index Calculation Day immediately preceding the Expiration Date or
(ii) the close of business on the Delisting Date shall be automatically exercised, without any required delivery of notice of exercise or delivery of the Warrants from any relevant Depositary Participant to the Warrant Agent. The first New York Business Day preceding such Expiration Date or Delisting Date, as the case may be, shall be the Exercise Date for such automatically exercised Warrants. The Company shall advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and shall immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred and that the Warrants are not accepted for listing on another Self-Regulatory Organization, but in no event will such notice be given to the Warrant Agent later than 5:00 P.M., New York City time, on the New York Business Day preceding the date that such delisting or suspension occurs.

           The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, subject to certain provisions of the Warrant Agreement, except that the Company and the Warrant Agent shall be entitled to rely on and act pursuant to instructions of Depositary Participants as contemplated herein and in the Warrant Agreement.

           Subject to the terms of the Warrant Agreement and certain restrictions set forth above, upon due presentment for registration of transfer of this Global Warrant Certificate at the Warrant Agent Office of the Warrant Agent in New York City, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Unexercised Warrants as evidenced by this Global Warrant Certificate at the time of such registration of transfer, which shall be issued to the designated transferee in exchange for this Global Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

           This Global Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

           This Global Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        MERRILL LYNCH & CO., INC.

                                        By
                                           -----------------------------
                                                  Treasurer


[SEAL]                                  Attest
                                               -------------------------
                                                      Secretary

This is one of the Warrants
referred to in the within-mentioned
Warrant Agreement:

CITIBANK, N.A. as Warrant Agent

By
   ----------------------------
    Authorized Officer

Date: May   , 1999

                 Form of Transfer of Global Warrant Certificate

Citibank, N.A., as Warrant Agent
Corporate Trust Services
111 Wall Street
New York, New York 10005

          , the registered Holder of the Global Warrant Certificate representing all unexercised Merrill Lynch & Co., Inc. Russell 2000 Index Call
Warrants, Expiring May   , 2001, hereby requests the transfer of such Global
Warrant Certificate to

                                         [NAME OF REGISTERED HOLDER]
Dated:


                                              By:

                                                                      EXHIBIT B

                     Form of Irrevocable Notice of Exercise

Citibank, N.A.,
 as Warrant Agent
Corporate Trust Services
111 Wall Street
New York, New York 10005

(Facsimile:  (212) 825-3483)
(Telephone:  (212)-657-9055)

               Re:  Exercise of Merrill Lynch & Co., Inc.
                    Russell 2000 Index Call Warrants
                    Expiring May   , 2001 ("Warrants")
                    ----------------------------------

          1.  We refer to the Warrant Agreement dated as of May   , 2001 (the
"Warrant Agreement") between Merrill Lynch & Co., Inc. (the "Company") and Citibank, N.A. (the "Warrant Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Warrant Agreement.
On behalf of certain clients, each of whom is exercising no fewer than 100 Warrants and whose Warrants are held in our name, we hereby irrevocably exercise
                   Warrants (the "Exercised Warrants"). We hereby certify that at the time this notice is delivered to you, we hold in our name on behalf of each such client a settled position of Warrants in an amount at least equal to the number of Warrants that we are hereby exercising on behalf of such client. We hereby acknowledge that this Irrevocable Notice of Exercise and delivery of the Exercised Warrants free to the Warrant Account must be received by you by 1:00 P.M., New York City time, on the date hereof in order for the Exercise Date of the Exercised Warrants to be such New York Business Day and that if this Irrevocable Notice of Exercise or such Exercised Warrants are received by you after 1:00 P.M., New York City time, the Exercise Date of the Exercised Warrants shall be the next succeeding New York Business Day.

          2. We hereby certify that we are a participant of The Depository Trust Company (the "Depositary") with the present right to use and receive its services.

          3. The Participant shall disburse the Cash Settlement Amount, if any, with respect to the Exercised Warrants in accordance with its standard procedures.

Dated:

                            [NAME OF DEPOSITARY
                            PARTICIPANT]

                            By _________________________
                              Authorized Signature

                            [Address]
                            Telephone:
                            Facsimile:
                            Participant
                            Number:

                                                                       EXHIBIT B
                                                                       ---------



                            CONFIRMATION OF EXERCISE

          We hereby confirm that the total number of Warrants mentioned above (the "Exercised Warrants") have been exercised at a Index Spot Value of
and that the aggregate Cash Settlement Amount of U.S. $      (U.S. $5.00 per
Warrant) shall be made available to you in the form of a check four New York Business Days after the Valuation Day for such Warrants.

          Capitalized terms included herein but not defined have the meanings
assigned thereto in the Warrant Agreement, dated as of May   , 1999, between
Merrill Lynch & Co., Inc. and Citibank, N.A., as Warrant Agent.

Dated:  May   , 1999

                              Citibank, N.A.
                                as Warrant Agent

                              By _________________________
                                    Authorized Officer


                              NOTICE OF REJECTION

          You are hereby notified that [the Irrevocable Notice of Exercise delivered by you was determined by us not to have been [duly completed] [in proper form]], in the manner set forth in the Warrant Agreement, dated as of May
  , 1999, between Merrill Lynch & Co., Inc. and Citibank, N.A., as Warrant Agent. Accordingly, we have rejected your Irrevocable Notice of Exercise as being unsatisfactory as to form.

Dated:  May   , 1999

                              Citibank, N.A.
                                as Warrant Agent
                              By _________________________
                                    Authorized Officer

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